Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

REalloys Inc

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	(1)	457(o)		$		$0.0001381	$
Fees to be Paid	Equity	Preferred Stock	(2)	457(o)				0.0001381
Fees to be Paid	Other	Warrants	(3)	457(o)				0.0001381
Fees to be Paid	Other	Units	(4)	457(o)				0.0001381
Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	(5)	457(o)		$	$9,557,305.60	0.0001381		$1,319.86

Total Offering Amounts:							$9,557,305.60			1,319.86
Total Fees Previously Paid:										0.00
Total Fee Offsets:										0.00
Net Fee Due:										$1,319.86

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Offering Note(s)

(1)	Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby.

The registrant previously registered the offer and sale of certain securities having a proposed maximum aggregate offering price of $50,000,000 pursuant to a Registration Statement on Form S-3 (File No. 333-284626) (the “Prior Registration Statement”), which was initially filed on January 31, 2025, and declared effective by the Securities and Exchange Commission on February 10, 2025. As of the date hereof, a balance of $47,786,528 of such securities remains unsold under the Prior Registration Statement. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV(A) of Form S-3, the registrant is hereby registering the offer and sale of an additional $9,557,305.60 of its securities. The additional amount of securities that is being registered for offer and sale represents no more than 20% of the maximum aggregate offering price of the remaining securities available to be sold under the Prior Registration Statement.

The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Item 16(b) of Form S-3 under the Securities Act.
(2)	Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby.

The registrant previously registered the offer and sale of certain securities having a proposed maximum aggregate offering price of $50,000,000 pursuant to a Registration Statement on Form S-3 (File No. 333-284626) (the “Prior Registration Statement”), which was initially filed on January 31, 2025, and declared effective by the Securities and Exchange Commission on February 10, 2025. As of the date hereof, a balance of $47,786,528 of such securities remains unsold under the Prior Registration Statement. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV(A) of Form S-3, the registrant is hereby registering the offer and sale of an additional $9,557,305.60 of its securities. The additional amount of securities that is being registered for offer and sale represents no more than 20% of the maximum aggregate offering price of the remaining securities available to be sold under the Prior Registration Statement.

The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Item 16(b) of Form S-3 under the Securities Act.
(3)	Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby.

The registrant previously registered the offer and sale of certain securities having a proposed maximum aggregate offering price of $50,000,000 pursuant to a Registration Statement on Form S-3 (File No. 333-284626) (the “Prior Registration Statement”), which was initially filed on January 31, 2025, and declared effective by the Securities and Exchange Commission on February 10, 2025. As of the date hereof, a balance of $47,786,528 of such securities remains unsold under the Prior Registration Statement. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV(A) of Form S-3, the registrant is hereby registering the offer and sale of an additional $9,557,305.60 of its securities. The additional amount of securities that is being registered for offer and sale represents no more than 20% of the maximum aggregate offering price of the remaining securities available to be sold under the Prior Registration Statement.

The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Item 16(b) of Form S-3 under the Securities Act.
(4)	Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby.

The registrant previously registered the offer and sale of certain securities having a proposed maximum aggregate offering price of $50,000,000 pursuant to a Registration Statement on Form S-3 (File No. 333-284626) (the “Prior Registration Statement”), which was initially filed on January 31, 2025, and declared effective by the Securities and Exchange Commission on February 10, 2025. As of the date hereof, a balance of $47,786,528 of such securities remains unsold under the Prior Registration Statement. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV(A) of Form S-3, the registrant is hereby registering the offer and sale of an additional $9,557,305.60 of its securities. The additional amount of securities that is being registered for offer and sale represents no more than 20% of the maximum aggregate offering price of the remaining securities available to be sold under the Prior Registration Statement.

The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Item 16(b) of Form S-3 under the Securities Act.
(5)	The registrant previously registered the offer and sale of certain securities having a proposed maximum aggregate offering price of $50,000,000 pursuant to a Registration Statement on Form S-3 (File No. 333-284626) (the “Prior Registration Statement”), which was initially filed on January 31, 2025, and declared effective by the Securities and Exchange Commission on February 10, 2025. As of the date hereof, a balance of $47,786,528 of such securities remains unsold under the Prior Registration Statement. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV(A) of Form S-3, the registrant is hereby registering the offer and sale of an additional $9,557,305.00 of its securities. The additional amount of securities that is being registered for offer and sale represents no more than 20% of the maximum aggregate offering price of the remaining securities available to be sold under the Prior Registration Statement.